Exhibit 5.6

May 20, 2008

Visant Corporation

357 Main Street

Armonk, New York 10504

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Wisconsin counsel to Visual Systems, Inc., a Wisconsin corporation (“Visual Systems”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Visant Corporation (f/k/a Jostens IH Corp.), a Delaware corporation (“Registrant”), Visual Systems and the other guarantors named therein (together with Visual Systems, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering of $500,000,000 aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2012 (the “Exchange Securities”). The issuance of the Exchange Securities by the Registrant and of the guarantees thereof by the Guarantors is contemplated under that certain Indenture, dated October 4, 2004, as supplemented, among the Registrant, the Guarantors and The Bank of New York Trust Company, N.A. (f/k/a The Bank of New York), as trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

In this connection, we have reviewed the originals or copies of the following documents:

(i) the Articles of Incorporation (as amended) of Visual Systems, certified as true and correct by the Wisconsin Department of Financial Institutions (the “Department”);

(ii) the By-Laws of Visual Systems, certified as true, correct and complete by the Secretary of Visual Systems as of the date hereof;

(iii) resolutions of the Board of Directors of Visual Systems authorizing, among other things, the execution, delivery and performance by Visual Systems of the Indenture and the transactions contemplated thereby, certified as true, correct and complete by the Secretary of Visual Systems as of the date hereof;

(iv) the Registration Statement;

(v) the Indenture; and

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May 20, 2008

(vi) the Supplemental Indenture, dated June 25, 2007, among the Registrant, the Guarantors and The Bank of New York Trust Company, N.A. (f/k/a The Bank of New York), as trustee.

In rendering this opinion, we have, with your permission, relied on a Certificate of the Secretary of Visual Systems (the “Officer’s Certificate”) as to certain factual matters and assumed, without investigation, verification or inquiry that:

(i) Each of the parties to the Indenture other than Visual Systems is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization;

(ii) Each of the parties to the Indenture other than Visual Systems has the necessary right, power and authority to execute and deliver, and perform its or their obligations under, the Indenture; the transactions contemplated by the Indenture have been duly authorized by all parties thereto other than Visual Systems; and the Indenture constitutes the legal, valid and binding obligations of all parties thereto other than Visual Systems;

(iii) The Indenture has been duly executed, delivered, and accepted by all parties thereto other than Visual Systems;

(iv) The statements made in the Indenture and the Registration Statement are true and complete;

(v) There is no oral or written agreement, understanding, course of dealing or usage of trade that affects the rights and obligations of the parties set forth in the Indenture, or that would have an effect on the opinions expressed herein; there are no judgments, decrees or orders that impair or limit the ability of Visual Systems to enter into, execute and deliver, and perform, observe and be bound by the Indenture and the transactions contemplated therein (however we have no knowledge of any such judgments, decrees or orders); all material terms and conditions of the relevant transactions among the Registrant, the Guarantors and The Bank of New York Trust Company, N.A. (f/k/a The Bank of New York), as trustee, are correctly and completely reflected in the Indenture; and there has been no waiver or amendment of any of the provisions of the Indenture by conduct of the parties or otherwise;

(vi) All natural persons who are signatories to the Indenture were legally competent at the time of execution; all signatures on behalf of parties on the Indenture and the other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic and each such document that is a copy conforms to an authentic original; and the documents executed and delivered by the parties are in substantially the same form as the forms of those documents that we have reviewed in rendering this opinion;

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May 20, 2008

(vii) Visual Systems has received adequate consideration with respect to the execution and delivery of the Indenture; and

(viii) Visual Systems is not a railroad, public utility, or a transmitting utility; is not a corporation or cooperative formed to furnish water, heat, power, telegraph or telecommunications services or signals by electricity; is not engaged in the business of transporting or transmitting gas, gasoline, oils, motor fuels or other fuels by means of pipelines; and is not engaged in generating and furnishing gas for lighting or fuel or both, supplying water for domestic or public use or for power or manufacturing purposes, or generating, transforming, transmitting or furnishing electric current for light, heat or power, or generating and furnishing steam or supplying hot water for heat, power or manufacturing purposes.

Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Based solely upon a certificate of the Department, Visual Systems is a corporation validly existing under the laws of the State of Wisconsin.

2. The execution and delivery of the Indenture has been duly authorized by all necessary corporate action on the part of Visual Systems, and the Indenture has been duly executed and delivered by Visual Systems.

3. The execution and delivery of, and performance by, Visual Systems of its obligations under, the Indenture do not (a) result in a violation of any applicable law, statute or regulation of the State of Wisconsin which is known by us to be applicable to Visual Systems, but we express no opinion in this paragraph 4(a) concerning any federal or state securities laws, or (b) result in a violation of any State of Wisconsin judgment, order, writ, injunction, decree, determination or award of which we have knowledge to which Visual Systems is subject.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Wherever we indicate that our opinion is “to our knowledge” or the like, our opinion is, with your permission, based solely on the Officer’s Certificate and the current conscious awareness of facts or other information within our actual knowledge after an inquiry of the attorneys and legal assistants of this firm that have provided legal services to Visual Systems within the past 12 months.

B. Our opinion is limited by:

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May 20, 2008

(i) applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ (or secured creditors’) rights and remedies generally;

(ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and limitations on the availability of specific performance, injunctive relief and other equitable remedies;

(iii) the possibility that certain rights, remedies, waivers and other provisions of the Indenture may not be enforceable; nevertheless, such unenforceability will not render the Indenture invalid as a whole or preclude [a] judicial enforcement of the obligation of Visual Systems to repay the principal, together with interest thereon (to the extent not deemed a penalty) as provided in the Indenture, [b] acceleration of the obligation of Visual Systems to repay such principal, together with such interest, upon a material default in a material provision of the Indenture, or [c] enforcement in accordance with applicable law of the security interest in the collateral created by the Indenture upon maturity or upon acceleration as provided in clause B(iii) above; and

(iv) the requirement that the enforcing party act in a commercially reasonable manner and in good faith in exercising its rights under the Indenture.

C. We have not examined the records of Visual Systems or any court or any public, quasi public, private or other office in any jurisdiction, or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

D. We have not reviewed for purposes of our opinions, and nothing herein shall be construed as an opinion by us as to compliance with, applicable environmental or zoning laws, ordinances, rules, regulations, federal, state and local taxation, securities or “blue sky” laws, rules and regulations, labor, ERISA and other employee benefit laws, patent, trademark or copyright laws, transportation laws, or antitrust or unfair competition laws.

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

Visant Corporation

May 20, 2008

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely in connection with the filing of the Registration Statement, and is being rendered solely for the benefit of the addressees hereof, except that Simpson Thacher & Bartlett LLP may rely on this opinion to the same extent as if it were an addressee hereof. We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption “Legal Matters” and to the filing of this opinion as Exhibit 5.6 to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of section 11 of the Act or within the category of persons whose consent is required by section 7 of the Act. Without our prior written consent, this opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any other governmental authority.

Very truly yours,

/s/ REINHART BOERNER VAN DEUREN S.C.

BY: /s/ JAMES A. PELLEGRINI